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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Colony Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                                 Colony
                                                                  Bankcorp, Inc.
--------------------------------------------------------------------------------



                                                     April 5, 2000



Dear Shareholder:

     You are invited to attend our Annual Meeting of Shareholders to be held on April 25, 2000 in Fitzgerald, Georgia at the time and place shown in the attached notice. As we do at the meeting every year, in addition to considering the matters described in the proxy statement, we will review our 1999 business results and other matters of interest to our shareholders.

     We hope that you will attend the meeting in person, but even if you plan to do so, we encourage you to please vote your shares ahead of time by using the enclosed proxy card. This will ensure that your Colony Bankcorp stock will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting. Please read it carefully.

     We look forward to your participation in the annual meeting process.

                                       Sincerely,

                                       /s/ James D. Minix

                                       James D. Minix
                                       President and Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           OF COLONY BANKCORP, INC.



     DATE:     Tuesday, April 25, 2000

     TIME:     6:00 p.m.

     PLACE:    Colony Bankcorp, Inc.
               Corporate Offices
               115 South Grant Street
               Fitzgerald, Georgia


MATTERS TO BE VOTED ON:

     PROPOSAL I:    Election of thirteen directors

     Any other matter that may be properly brought before the meeting.


Only shareholders of record at the close of business on March 31, 2000 may vote at the meeting.

Your vote is important. Please complete, sign, date and return your proxy card promptly in the enclosed envelope.



                                       By Order of the Board of Directors


                                       /s/ James D. Minix

                                       James D. Minix
                                       President and Chief Executive Officer

Fitzgerald, Georgia
April 5, 2000

                             COLONY BANKCORP, INC.
                              Post Office Box 989
                            115 South Grant Street
                           Fitzgerald, Georgia 31750

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                April 25, 2000

To the shareholders of Colony Bankcorp, Inc.:

     Notice is hereby given that the annual meeting of shareholders (the "annual meeting") of Colony Bankcorp, Inc. (the "Company") will be held at Colony BAnkcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia on Tuesday, April 25, 2000 at 6:00 p.m., local time, for the following purposes:

     (1)  To elect 13 directors for a term of one (1) year; and
     (2) To transact any other business that may properly come before the annual meeting or any other adjournment or postponement thereof.

     The close of business on March 31, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.

     Shareholders may receive more than one proxy because of shares registered in different names or addresses. Each such proxy should be marked, dated, signed and returned. Please check to be certain of the manner in which your shares are registered - whether individually, as joint tenants, or in a representative capacity - and sign the related proxy accordingly.

     A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for any purpose germane to the annual meeting, during normal business hours, for a period of at least 10 days prior to the annual meeting at the Company's corporate offices located at the address set forth above.

     You are cordially invited to attend the annual meeting. Whether or not you plan to do so, please mark, date and sign the enclosed proxy and mail it promptly in the enclosed postage-paid envelope. Returning your proxy does not deprive you of your right to attend the annual meeting and vote your shares in person.

     More detailed information regarding the matters to be acted upon at the special meeting is contained in the proxy statement accompanying this notice.

                                            By order of the Board of Directors

                                            /s/ James D. Minix
                                            ---------------------------------
Fitzgerald, Georgia                         James D. Minix, President
April 5, 2000                               and Chief Executive Officer

                             COLONY BANKCORP, INC.
                              Post Office Box 989
                             115 South Grant Street
                           Fitzgerald, Georgia 31750

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                                April 25, 2000

     This proxy statement is furnished to the shareholders of Colony Bankcorp, Inc. in connection with the solicitation of proxies by its Board of Directors to be voted at the 2000 Annual Meeting of Shareholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Tuesday, April 25, 2000, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia, at 6:00 p.m. local time.

     The approximate date on which this proxy statement and the accompanying proxy card are first being sent or given to shareholders is April 5, 2000.

     As used in this proxy statement, the terms Colony Bankcorp, Company, we, our and us all refer to Colony Bankcorp, Inc. and its subsidiaries.


                                     VOTING
General

     The securities which can be voted at the Annual Meeting consist of Colony Bankcorp's $1.00 par value common stock ("Colony Bankcorp stock"), with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Colony Bankcorp stock who are entitled to notice of and to vote at the Annual Meeting is March 31, 2000. On the record date, 4,435,026 shares of Colony Bankcorp stock were outstanding and eligible to be voted.

Quorum and Vote Required

     The presence, in person or by proxy, of a majority of the outstanding shares of Colony Bankcorp stock is necessary to constitute a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against" as well as all abstentions (including votes to withhold authority to vote) will be counted.

     In voting for the proposal to elect thirteen directors (Proposal No. 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. The vote required to approve Proposal No. 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Any other matter which may be submitted to shareholders at the meeting will be determined by a majority of the votes cast at the meeting. Votes withheld and broker non-votes will not be counted and will have no effect.

     Our directors and executive officers hold 1,664,435.96 shares of Colony Bankcorp stock, or approximately 37.53% of all outstanding stock, and we believe that all of those shares will be voted in favor of this proposal.

Proxies

     All properly executed proxy cards delivered pursuant to this soliciation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "for" the proposals listed on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to our Secretary, Ben B. Mills, Jr., at 115 South Grant Street, Fitzgerald, Georgia 31750, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

     All expenses incurred in connection with the solication of proxies will be paid by us. Solicitation may take place by mail, telephone, telegram, or personal contact by our directors, officers, and regular employees of the Company without additional compensation.


                                Proposal No. 1
                             Election of Directors

     Our Board of Directors consists of thirteen members, eleven of whom are non-employee directors. The Company's bylaws provide that the Board of Directors shall consist of not less than three nor more than twenty-five persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders. The Board of Directors has voted that the Board consist of thirteen members for the Company's ensuing fiscal year.

     The Board has nominated the following persons for submission to the shareholders for election for a one-year term expiring at the 2001 annual meeting:

     Terry Coleman                        Ben B. Mills, Jr.
     L. Morris Downing, Jr.               James D. Minix
     Terry L. Hester                      Ralph D. Roberts, M.D.
     Milton N. Hopkins, Jr.               W. B. Roberts, Jr.
     Harold E. Kimball                    R. Sidney Ross
     Marion H. Massee, III                Joe K. Shiver
                         Curtis A. Summerlin

     Each of the nominees is currently a director.

     The Board of Directors unanimously recommends that you vote "FOR" the proposal to elect the thirteen nominees names above.

     Each of the nominees has consented to serve if elected. If any nominee should be unavailable to serve for any reason, the Board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or reduce the number of directors.

     Information as of December 31, 1999 about each of the nominees is set forth below. Their ownership of Colony Bankcorp stock is set forth in the table on page seven. Colony Management Services, Inc. and all listed banks are subsidiaries of the company.

Directors and Nominees:

     Terry Coleman. Mr. Coleman, age 56, is the Owner of Huddle House in Eastman, Georgia; He serves as a State Representative and a Director of The Bank of Dodge County. Mr. Coleman has been a Director of Colony Bankcorp since May, 1990.

     L. Morris Downing, Jr. Mr. Downing, age 57, is President of Lowell Packing Company. He also serves as a Director of Colony Management Services, Inc. Mr. Downing has been a director of Colony Bankcorp since July, 1994.

     Terry L. Hester. Mr. Hester, age 45, has been Executive Vice President and Chief Financial Officer of Colony Bankcorp since June, 1994. He also served as Acting President and Chief Executive Officer from June, 1993 to June, 1994 and has served as Treasurer since 1982. He also serves as a Director of Community Bank of Wilcox. Mr. Hester has been a Director of Colony Bankcorp since March, 1990.

     Milton N. Hopkins, Jr. Mr. Hopkins, age 73, is a Farmer and a Businessman. He also serves as Director Emeritus of The Bank of Fitzgerald. Mr. Hopkins has been a Director of Colony Bankcorp since November, 1982.

     Harold E. Kimball. Mr. Kimball, age 66, is Vice President of Dixie Electron, Inc. He also serves as Chairman of the Board of The Bank of Fitzgerald and as Director of Colony Management Services, Inc. Mr. Kimball has been a Director of Colony Bankcorp since November, 1982.

     Marion H. Massee, III. Mr. Massee, age 70, is Chairman of the Board of Massee Builders, Inc. He also serves as Director Emeritus of The Bank of Fitzgerald and as a Director of Colony Management Services, Inc. Mr. Massee has been a Director of Colony Bankcorp since November, 1982 and has served as Chairman of the Board since February, 1990.

     Ben B. Mills, Jr. Mr. Mills, age 67, is an Attorney with Mills & Chasteen. He also serves as a Director of The Bank of Fitzgerald and Ashburn Bank. Mr. Mills has served as a Director of Colony Bankcorp since November, 1982 and as Secretary since June, 1993.

     James D. Minix. Mr. Minix, age 58, has served as President and Chief Executive Officer of the Company since June, 1994. Mr. Minix served as President and Chief Executive Officer of The Bank of Fitzgerald from January, 1993 to June, 1994. He also served as President and Chief Executive Officer of Ashburn Bank from February, 1990 to December 1992. He serves as a Director for The Bank of Fitzgerald, Ashburn Bank, Colony Bank Southeast and Colony Management Services, Inc. Mr. Minix has been a Director of Colony Bankcorp since March, 1994.

     Ralph D. Roberts, M.D. Dr. Roberts, age 75, is a Physician. He is also Director Emeritus of The Bank of Fitzgerald. Dr. Roberts has served as a Director of Colony Bankcorp since November, 1982.

     W. B. Roberts, Jr. Mr. Roberts, age 57, is a Farmer and a Businessman. He also serves as Chairman of the Board of Ashburn Bank. Mr. Roberts has been a Director of Colony Bankcorp since March, 1990.

     R. Sidney Ross. Mr. Ross, age 58, is President of Ross of Georgia, Inc. He also serves as Vice Chairman of the Board of The Bank of Fitzgerald. Mr. Ross has been a Director of Colony Bankcorp since November, 1982 and serves as Vice Chairman of the Board of Directors.

     Joe K. Shiver. Mr. Shiver, age 74, is President of Shiver Tractor Company. He has been a Director of Colony Bankcorp since June, 1994.

     Curtis A. Summerlin. Mr. Summerlin, age 51, is President and Chief Executive Officer of Colony Bank Southeast. He has served as a Director of Colony Bankcorp since December, 1996.

     Each director serves until the annual meeting following his election or until such later time as his successor is elected and qualifies or there is a decrease in the number of directors.

Executive Officers:

     James D. Minix, Terry L. Hester and Paul W. Williams are the only executive officers of Colony Bankcorp. Mr. Minix and Mr. Hester were previously reported on as nominees for election as directors.

     Paul W. Williams. Mr. Williams, age 42, has served as President and Chief Executive Officer of Colony Management Services, Inc. since August, 1998. He has also served as Executive Vice President of Colony Bankcorp since September, 1998. Mr. Williams is also a Director of Colony Management Services, Inc. and served as Senior Vice President and Chief Accounting Officer of Community Bankshares, Inc. from 1994 - 1998.

     Executive officers do not hold office for a fixed term but may be removed by the Board of Directors with or without cause.

Meetings and Committees of the Board of Directors

     Our Board of Directors conducts regular meetings, generally on a monthly basis and also conducts some of its business through the four committees described below. Our Board of Directors met twelve times during the year, and each director attended at least 75% of the meetings of the full Board and of the committees on which he serves.

     The Executive Committee assists the Board in its duties and reviews and evaluates the Company's strategic plans. Mr. Minix, Mr. Massee, Mr. Ross, Mr. Kimball, Mr. Mills, and Mr. Summerlin were members of this committee during the year. The committee met three times during the year.

     The Compensation Committee determines the salaries and bonuses of the executive officers of the Company, reviews a cash incentive bonus plan and profit sharing compensation plan for employees of the Company and subsidiary banks, and evaluates the Company's various benefit programs. Mr. Minix, Mr. Massee, Mr. Downing, Mr. Coleman, Mr. Kimball, and Mr. Shiver were members of this committee during the year. The committee met four times during the year.

     The Audit Committee reviews, with our independent accountants, the scope and results of their audit engagement and management letter, consults with management concerning our accounting methods and the adequacy of our internal controls, and oversees and reviews our internal auditing procedures. Mr. Bill Roberts, Mr. Hopkins, Mr. Kimball, Mr. Ralph Roberts, and Mr. Hester were members of this committee during the year. This committee met twelve times during the year.

     The Asset/Liability Committee reviews and evaluates our risk management in liquidity, capital planning and asset mix, and volume controls. Mr. Downing, Mr. Hester, Mr. Shiver and Mr. Summerlin were members of this committee during the year. The committee met three times during the year.

Director Compensation

     Directors of the Company receive $500 for each meeting of the Board of Directors attended and $400 for meetings not attended. Directors are not paid for attending any committee meetings of the company for which they serve.

     Directors of The Bank of Fitzgerald receive $400 for each meeting attended and $300 for each meeting not attended. Directors Emeritus receive $200 for each meeting attended.

     Directors of Ashburn Bank receive $300 for each meeting attended and $50 for each loan and audit committee meeting attended.

     Directors of The Bank of Dodge County receive $200 for each meeting attended and $50 for each loan committee meeting attended.

     Directors of Colony Bank Southeast receive $300 for each meeting attended.

     Directors of Community Bank of Wilcox receive $200 for each meeting attended and $50 for each loan committee meeting attended.

     Directors of Colony Management Services, Inc. receive $250 for each meeting attended.

     Directors of The Bank of Fitzgerald were able to defer all or a portion of director's fees in return for a deferred income agreement. Under the agreement, a Director agrees to serve for either five or ten years without director's fee compensation in exchange for an agreement by the Bank to pay the director deferred income at death, or upon attaining age 65. With the deferred compensation, the Bank has purchased key man insurance on the participating directors which will pay the Bank a death benefit equal in value to the projected cost of the deferred income. Management believes the program will have no net cost to the Bank. The Bank incurred $108,455 in deferred compensation expense during the year, representing (1) payment to six directors who had attained the specified age and (2) a difference between premium paid for the key man insurance and accrual for funding payments under the plan at retirement and
(3) the increase in the cash value of the policies. All fees covered by the deferred compensation plan have been deferred and all directors are now receiving director fees. The Bank of Fitzgerald continues to pay premiums on the insurance policies. All directors are participating in the plan, except new directors elected since 1990.

                                Stock Ownership

Principal Shareholders

     This table sets forth information as of February 29, 2000, regarding ownership of Colony Bankcorp by each person we believe owns more than 5% of such stock.

                                              Shares Beneficially    Percent of
Name and Address                                     Owned             Class
----------------                                     -----             ------

Robert Sidney Ross..........................    522,617.00 (1)          11.78%
Post Office Box 666
Ocilla, Georgia 31774

Curtis A. Summerlin.........................    224,598.55 (2)           5.06%
Post Office Box 309
Broxton, Georgia 31519

(1) Includes 448,636 shares owned by Robert Sidney Ross; 68,949 shares owned by Ross of Georgia, Inc.; 4,762 shares owned by a minor child, and 270 shares owned by spouse.

(2) Includes 260.55 shares held by Trustee of Colony Bankcorp, Inc. Profit Sharing and Stock Bonus Plan of which Mr. Summerlin owns 260.55 shares as of December 31, 1999.

Directors and Executive Officers

     The following table sets forth information as of February 29, 2000, regarding the ownership of Colony Bankcorp stock by each Colony Bankcorp director (including nominees for director) and by the executive officers of Colony Bankcorp and its subsidiaries, and by all directors and executive officers as a group.

                                            Shares Beneficially   Percent of
Name and Address                                 Owned (1)          Class
----------------                                 ---------          -----

Terry Coleman.............................       82,023.69          1.85%
     Director
L. Morris Downing, Jr.....................      141,802.00          3.20%
     Director
Terry L. Hester...........................       80,871.21 (2)      1.82%
     Director; Executive Officer
Milton N. Hopkins, Jr.....................       35,601.00          0.80%
     Director
Harold E. Kimball.........................       80,486.00          1.81%
     Director
Marion H. Massee, III.....................      143,106.00          3.23%
     Director

Ben B. Mills, Jr..........................       135,818.48         3.06%
     Director
James D. Minix............................        79,881.05 (2)     1.80%
     Director; Executive Officer
Ralph D. Roberts, M.D.....................        72,038.00         1.62%
     Director
W. B. Roberts, Jr.........................        15,483.10         0.35%
     Director
R. Sidney Ross............................       522,617.00        11.78%
     Director
Joe K. Shiver.............................        45,094.00         1.02%
     Director
Curtis A. Summerlin.......................       224,598.55 (2)     5.06%
     Director
Paul W. Williams..........................         5,015.88         0.11%
     Executive Officer
All directors and executive officers
     as a group (14 persons)                   1,664,435.96        37.53%


(1) Includes shares owned by spouses and minor children of officers and directors, as well as shares owned by trust or businesses in which officers and directors have a significant interest. The information contained herein shall not be construed as an admission that any such person is, for purposes of
Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any securities not held of record by that person or entity.

(2) Includes shares held by Trustees of Colony Bankcorp, Inc. Profit sharing and Stock Bonus Plan of which Mr. Hester owns 37,267.27 shares; Mr. Minix owns 16,969.05 shares; Mr. Summerlin owns 260.55 shares and Mr. Williams has no allocated shares as of December 31, 1999. Although shares are held by Trustees, all plan participants direct the Trustees in the manner in which they wish their allocated shares to be voted. Unallocated shares, if any, will not be voted pursuant to the plan.

Executive Compensation

     The following table sets forth the total annual compensation paid in each of the last three fiscal years to our executive officers who received an annual salary and bonus in excess of $100,000 (collectively, the "Named Executive Officers") in the last fiscal year.

                          Summary Compensation Table
                              Annual Compensation
                          ---------------------------

                                                                                           (2)              (3)
Name and                                                             Other Annual       Long-Term         All Other
Principal Position                   Year     Salary       Bonus     Compensation       Compensation      Compensation
-----------------------              ----     ------       -----     ------------       ------------      ------------
James D. Minix                       1999     $127,000    $14,829    $35,820 (1)              --              --
President and Chief                  1998     $121,800    $16,477    $34,547 (1)              --              --
Executive Officer                    1997     $121,800    $12,000    $31,796 (1)              --              --
of the Company

Terry L. Hester                      1999     $86,000     $5,187     $16,261 (1)              --              --
Executive Vice President and         1998     $83,500     $5,000     $16,109 (1)              --              --
Chief Financial Officer of           1997     $81,250     $5,000     $17,023 (1)              --              --
the Company

Paul W. Williams                     1999     $99,000     $8,500     $12,835 (1)              --              --
Executive Vice President             1998       N/A        N/A          N/A                   --              --
of the Company                       1997       N/A        N/A          N/A                   --              --



     Name                             1999       1998       1997
     ----                           ---------  ---------  ---------

(1) Includes dollar value of Group Term Life and company vehicle provided to executive officers as follows:

     James D. Minix                 $ 1,509    $ 1,764    $ 1,849
     Terry L. Hester                $   557    $   488    $   451
     Paul W. Williams               $ 1,224        N/A        N/A

Includes contribution to the profit sharing plan of Colony Bankcorp, Inc. as follows:

     James D. Minix                 $11,361    $11,283    $11,748
     Terry L. Hester                $ 7,304    $ 7,222    $ 7,573
     Paul W. Williams               $ 8,611        N/A        N/A

Includes director's fees paid by the Company and its subsidiaries as follows:

     James D. Minix                 $22,950    $21,500    $18,200
     Terry L. Hester                $ 8,400    $ 8,400    $ 9,000
     Paul W. Williams               $ 3,000  N/A        N/A

(2) There were no long-term compensation awards for restricted stock awards or options/SARs or long term compensation payouts for LTIP payouts for any executive officers.

(3)  There was no additional compensation for any executive officers.

Profit Sharing and Stock Bonus Plans

     Each of the subsidiary banks of the Company has adopted a profit sharing and stock bonus plan which provides for the Board of Directors to make a discretionary contribution to the plan out of profits in an amount not to exceed 10% of the total annual compensation of the employees eligible to participate in the plan. Employees are eligible to participate after completion of one year of service. The contribution by the Bank is allocated among the participants according to the ratio of the participant's compensation to the total compensation of all employees. The employee's interest vests over a period of seven years; prior to 1989 an employee's interest in its individual account vested over a period of eleven years. For the year ending December 31, 1999, the Board of Directors of the Company and subsidiary banks voted to contribute in the aggregate $323,829 of the profits of the Company to the Company's profit sharing plans.

Other Compensation and Benefit Plans

     Incentive Cash Plan. Bonuses for our Cash Incentive Plan are tied to a weighting factor, of which one-half of the bonus award is based on the Company's return on equity, along with other weighting factors of loan growth, problem asset reduction, net interest margin, net overhead, past due loan levels and charge-off loan levels with the reward potential within a range of 6.25% to 50% of salary. The compensation listed as "bonus" in the summary compensation table for executive compensation represents payments under the cash incentive plan to the listed executive officers.

Transactions with the Company

     Loans. The Company's directors and officers from time to time have borrowed funds from the Company's subsidiaries for various business and personal reasons. Such loans are made in strict compliance with state and Federal statutes and regulations of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance.

     As of December 31, 1999, certain officers, executive officers, directors, and companies in which they are an executive officer or partner or in which they have a 10% or more beneficial interest, were indebted to the bank in the aggregate amount of $8,288,667. Such loans were (1) made in the ordinary course of business; (2) were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with other persons; and (3) did not involve more than normal risk of collectibility or present other unfavorable features.

     The Company and its subsidiaries utilized the services of Mills and Chasteen, P.C. during 1999. Mr. Ben B. Mills, Jr. is a director of the Company and a partner in that law firm.

Legal Proceedings

     There are no "material" pending legal proceedings, other than ordinary routine litigation incidental to the business of the Company, to which the Company or any of its subsidiaries is a party or of which any of their property is subject. Material proceedings are defined as claims for damages where the amount involved, exclusive of interest and cost, exceeds ten percent of the current assets of the Company and its subsidiaries on a colsolidated basis.

     During the previous five years, no director, person nominated to become a director, or executive officer of the Company was the subject of a legal proceeding that is material to an evaluation of the ability or integrity of any such person.

Report on Executive Compensation

     The Colony Bankcorp Compensation Committee makes this report on executive compensation for the fiscal year ended December 31, 1999.

     One of the committee's responsibilities is to determine the compensation of the executive officers of Colony Bankcorp, Inc. and its subsidiaries ("Colony Bankcorp"), including those named in the Summary Compensation Table which appears elsewhere in this proxy statement. The components of executive compensation are salary, bonus awards under the Company's Incentive Cash Plan, contributions by the Company to its Profit Sharing Plan, director fees and the dollar value of our group term life insurance and company vehicles provided to executive officers.

     It is our policy to determine the salary components of executive compensation principally upon the basis of corporate performance, although the elements of corporate performance may vary from year to year. Among the performance factors which we consider are corporate profitability, asset quality, growth and corporate performance relative to industry standards such as problem asset levels, past due loan levels, loan production, net interest rate margin and net overhead. We do not use a formula to calculate the relative weitht of these performance factors in establishing base salary, but do give significant subjective weight to the overall value of Colony Bankcorp from year to year.

     We also take into account how the overall level of Colony Bankcorp's executive compensation compares to similar-sized bank holding companies in the Southeastern United States. It was determined that the salary and bonus component of executive compensation was generally within competitive market limits of similar-sized bank holding companies. All other employment benefits of the executive officers were found to be generally within competitive limits.

     In setting the compensation for fiscal year 1999 of James D. Minix, the Company's President and Chief Executive Officer, which included a 4.3% salary increase and a continuation of the bonus award with the Company's Cash Incentive Plan within a range of 12.50% to 50.00% of salary, we did not apply an objective formula, but did take into account the following factors:

     1. During the fiscal year 1998, Colony Bankcorp continued to increase in value as reflected by an approximate 14.84% increase in stockholder's equity from fiscal year 1997. During that same period, the market value of the Company's common stock increased by approximately 36.91%.

     2. Colony Bankcorp posted record earnings for fiscal year 1998. Net income for 1998 increased by approximately 6.5% from 1997.

     3. Colony Bankcorp's total assets increased by approximately 11.20% from fiscal 1997 to fiscal 1998.

     The compensation committee considered similar factors in setting the compensation for Mr. Hester and Mr. Williams in 1999.

     The Board of Directors of the Company did not modify or reject any recommendations we made in 1999 with respect to compensation decisions.

COLONY BANKCORP, INC. COMPENSATION COMMITTEE
     Terry Coleman                     Marion H. Massee, III
     L. Morris Downing, Jr.            James D. Minix
     Harold E. Kimball                 Joe K. Shiver

     James D. Minix is an executive officer of the company but does not participate in any matters relating to his compensation.


Performance Graph

     The following graph shows the comparison of five-year cumulative total return among (1) Colony Bankcorp, Inc. common stock, (ii) the NASDAQ-Total US Index and (iii) SNL Southeast Banks Index.

                             [GRAPH APPEARS HERE]



                                                   Period Ending
                             --------------------------------------------------
Index                        12/31/94   12/31/96   12/31/97  12/31/98  12/31/99
-------------------------------------------------------------------------------
Colony Bankcorp              $100.00    $147.65    $189.73   $262.23   $280.69
NASDAQ - Total US*           $100.00    $173.89    $213.07   $300.25   $542.43
SNL Southeast Bank Index     $100.00    $205.88    $312.10   $332.25   $261.46


* Assumes $100.00 invested on December 31, 1994.

                 Compliance with Section 16(a) of the 1934 Act

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC require our executive officers and directors and persons who beneficially own more than ten percent of any class of our equity securities, as well as certain affiliates of such persons to file initial reports of ownership of any equity securities of Colony Bankcorp and subsequent reports of changes in ownership of such securities with the SEC. Such persons also are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based soley on our review of the copies of such reports that we have received and written representation from such reporting persons that no other reports were required, we believe that, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to our directors and executive officers were complied with in a timely manner.

                         Independent Public Accountants

     The firm of McNair, McLemore, Middlebrooks & Co., LLP, Macon, Georgia, has served as our independent accountants each year since 1995, and we consider them to be well qualified. Our Board of Directors has selected McNair, McLemore, Middlebrooks & Co., LLP, to serve as our independent accountants for the fiscal year ending December 31, 2000. Representatives of that firm will be present at the Annual meeting and will have the opportunity to make a statement if they desire to do so. They will be available to answer your questions at that time.

                     Shareholder Proposals for 2000 Meeting

     Shareholder proposals that are intended to be presented at our 2001 Meeting of Shareholders must be received by us no later than December 2, 2000, in order to be included in our proxy statement and related proxy materials for that meeting. Any notice of a shareholder proposal not received by us on or before February 18, 2001, will not be considered timely and will not be submitted to the shareholders at the 2001 annual meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

             Other Matters Which May Come Before the Annual Meeting

     Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in Colony Bankcorp's best interest.

                                 Annual Reports

     Upon receipt of a written request, we will furnish, without charge, any owner of common stock of the company a copy of its annual report to the Securities and Exchange Commission on Form 10-K (the "10-K") for the fiscal year ended December 31, 1999, including financial statements and the schedules thereto. Copies of exhibits to the 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such requests should be directed to the Secretary of the Company at the address indicated on the front of the proxy statement.

                             COLONY BANKCORP, INC.
                              Post Office Box 989
                             115 South Grant Street
                           Fitzgerald, Georgia 31750

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

     The undersigned hereby appoints Marion H. Massee, III and James D. Minix and each of them, with full power of substitution, to represent and vote as designated herein at the annual meeting of shareholders of Colony Bankcorp, Inc. to be held Tuesday, April 25, 2000 at 6:00 p.m., local time, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia and at any adjournment or postponement thereof; with all the powers (other than the power to revoke the proxy or vote in a manner not authorized by the exceeded form of proxy) which the undersigned would have if personally present at such meeting, to act in their discretion upon any other matter or matters which may properly be brought before the meeting, and to appear and vote all the shares of common stock which the undersigned may be entitled to vote.

     PROPOSAL: To elect the thirteen nominees listed below to serve as directors for the following year:

____FOR all nominees lised below (except          _______WITHHOLD AUTHORITY to
    as marked to the contrary below).                    vote for all nominees listed below.
          _____________________________________________________________________
          Terry Coleman                                James D. Minix

          L. Morris Downing, Jr.                       Ralph D. Roberts, M.D.

          Terry L. Hester                              W. B. Roberts, Jr.

          Milton N. Hopkins, Jr.                       R. Sidney Ross

          Harold E. Kimball                            Joe K. Shiver

          Marion H. Massee, III                        Curtis A. Summerlin

          Ben B. Mills, Jr.


     INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark "FOR" above and write the names of such nominees for whom you wish to withhold authority in the space provided below:


________________________________________________________________________________

     UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR ALL
                                                                    ---
NOMINEES LISTED ABOVE.

     The Board of Directors recommends a vote FOR the election of the above nominees to the Board of Directors.

                          (Continued on Reverse Side)

     If other matters properly come before the meeting, the persons named herein as proxy shall have the discretionary authority to vote with respect to such matters after considering the recommendations of management.

     The undersigned hereby acknowledge receipt of the annual report of the company for the fiscal year ended December 31, 1999 and the notice of annual meeting and proxy statement of the Company for the above-mentioned annual meeting of shareholders.

     Please sign below, date and return promptly in the enclosed, self-addressed stamped envelope. When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.


DATE:  ___________________________, 2000



INDIVIDUALS:                                 ENTITIES:
                                             (Please Print)


__________________________________           _____________________________
Name (Please Print)
                                             By:


__________________________________           _____________________________
Signature                                    Signature


                                             _____________________________
__________________________________           Position
Name of Joint Tenant or
Tenant-In-Common, if any
(Please Print)



__________________________________
Signature of Joint Tenant or
Tenant-In-Common, if any